EXHIBIT 99.1

FOR IMMEDIATE RELEASE

TOMI Environmental Solutions, Inc. Reports Q3 2025 Financial Results and Outlines Growth Initiatives.

Frederick, MD – November 14, 2025 – TOMI Environmental Solutions, Inc. (NASDAQ: TOMZ), a global provider of disinfection and decontamination essentials through its premier Binary Ionization Technology® (BIT™) platform, today announced financial results for the quarter ended September 30, 2025, and provided an update on strategic initiatives designed to drive long-term growth.

Q3 2025 Highlights:

•	Revenue Growth: Revenues of $2.0 million reflecting a 95% sequential increase over Q2 2025, driven primarily by higher equipment purchases and continued strength in our recurring BIT™ Solution sales.
•	Strong Gross Margins: Gross profit margin remained healthy at 61% in Q3, underscoring the efficiency of operations and the value of the Company’s technology.
•	Operational Efficiencies: Reduced selling, research, and administrative expenses year-to-date, demonstrating disciplined cost management.
•	International Reach: Continued penetration into global markets, with nearly 36% of Q3 revenue generated internationally, compared to 20% in Q2 2025.
•	Product Innovation: Ongoing investment in R&D to expand applications of SteraMist® across life sciences, healthcare, food safety, and commercial markets.

Financial Results for the three and nine months ended September 30, 2025, compared to September 30, 2024

•

Sales, net was $2,012,000 compared to $2,542,000 for the three months ended September 30, 2025 and 2024, respectively. Sales, net was $4,619,000 compared to $6,670,000 for the nine months ended September 30, 2025 and 2024, respectively. This was primarily driven by customers deferring capital expenditure projects due to the uncertain economic environment with the impact of announced and implemented tariffs on their supply chains, and long-term planning. This was not a factor in the third quarter of 2025, which also included a timing reduction in iHP service sales from FY 2024. This impact is temporary, and the customers; operations and related service activity are expected to resume to a normal schedule.

•	SteraMist solution sales increased 21% year over year for the nine months ended September 30, 2025.
•	Gross profit margins remained strong at 61% as a percentage of sales for the three months ended September 30, 2025, and for the same period last year. The consistency of the gross profit margins underscores the resilience of our product mix and disciplined cost management.
•	Operating loss was $(321,000), compared to income from operations of $149,000 for the three months ended September 30, 2025, and 2024, respectively. Operating loss was $(2,209,000), compared to $(956,000) for the nine months ended September 30, 2025, and 2024, respectively.
•	Net loss was $(450,000) or $(0.02) per basic and diluted share, compared to net income of $59,000 or $0.00 per basic and diluted share for the three months ended September 30, 2025, and 2024, respectively. Net loss was $(1,943,000) or $(0.10) per basic and diluted share, compared to $(1,221,000) or $(0.06) per basic and diluted share for the nine months ended September 30, 2025, and 2024, respectively.

Recent Business Highlights:

•	The Company’s sales order backlog grew to $0.9 million at quarter-end and further expanded to $1.3 million as of October 31, with approximately $3 million in pending contracts expected to close before year-end.
•	As of the date of this report, we estimate that potential demand for TOMI’s three product offerings for Custom Engineered System (CES), Hybrid Solutions and SteraMist (SIS) total approximately $15 million, of which $7 million are designated as high priority. High-priority opportunities are those with which the Company is actively engaged through ongoing discussions on specifications, submitted formal proposals, or pursuits via established contractor relationships.
•	During the third quarter, we completed major SteraMist® installations at a number of customers showcasing the scalability and adaptability of our iHP™ technology. On July 16, 2025, we announced the successful first installation of our new SteraMist Integration System – Standalone (SIS-SA) in the life sciences sector, beginning with pharmaceutical isolator market. Since this announcement, the Company has successfully integrated SteraMist iHP in two additional enclosures and anticipates a strong pipeline for further installations with both current and new manufacturing partners.

•	On August 11, 2025, the Company announced an additional win from East Coast distributor, Ares Scientific, with a new university client and TOMI’s SIS platform offerings. These developments further strengthen the Company’s pipeline in the academic vertical and acceptance to the SIS line.
•	On August 12, 2025, the Company announced a major new customer for the implementation of SteraMist iHP technology at two site facilities in less than four months. The customer also placed open BIT Solution orders for 2026, which is expected to support ongoing revenue growth in this important sector in need of sterility.
•	On September 18, 2025, the Company announced that the FDA broadened the permitted use of Hydrogen Peroxide; the ruling significantly expands the potential application of SteraMist iHP.
•	On September 24, 2025, the Company announced a specialized service provider for Healthcare and Mold Remediation. This was the first of three major service provider companies onboarded in the third quarter, all of which have shown strong potential for expanded use of SteraMist iHP technology in their franchises. The SteraMist Pro Certified program continues to be well received, supporting the Company’s efforts to finally build a robust network of certified partners.
•	On October 1, 2025, the Company announced the purchase of SteraMist iHP equipment and BIT Solution totaling $175,000 by a premier provider of decontamination services with 18 franchises across the United States, representing a key milestone in TOMI’s commercial growth strategy.

Liquidity & Capital Access

As of September 30, 2025, the Company had working capital of $2.5 million; furthermore, cash used in operations improved by approximately $876,000 as compared to the nine months ended September 30, 2024 which was primarily attributable to more focused strategies to collect accounts receivable and manage inventory level.

During 2025 to date, the Company successfully completed a $535,000 convertible note financing to provide additional working capital and support growth initiatives.

On November 5, 2025, the Company entered into an equity line of credit with an investor, pursuant to which and upon the terms and subject to the conditions set forth in an equity purchase agreement, the Company has the right, but not the obligation, to sell up to $20,000,000 of shares of our common stock, par value $0.01 per share, from time to time over a 24-month period.

Additionally, the Company expects to file a universal shelf registration statement on Form S-3. Once declared effective, the registration statement will allow TOMI to offer and sell, from time to time, securities of TOMI in an aggregate amount up to of $50,000,000, which includes the $20,000,000 under the equity line of credit. This shelf registration provides TOMI with the financial flexibility to efficiently access capital as needed to support its operational growth, product development, and long-term strategic initiatives

Executive Commentary

Dr. Halden Shane, CEO of TOMI Environmental Solutions commented, “In the third quarter, we delivered a 95% sequential revenue increase, expanding our recurring BIT™ Solution sales and securing new customer partnerships across critical industries, showcasing the strength of our strategy and execution. Our technology continues to gain recognition, including SteraMist® being named ‘Disinfection and Decontamination Products Company of the Year 2025.’ With the FDA’s expanded approval for hydrogen peroxide use and demonstrated success combating Honeybee Colony Collapse, TOMI is broadening its reach into food, agriculture, and environmental biosecurity markets—key long-term growth drivers.

“Looking ahead, our OEM partnership with a leading player is accelerating its reach into high-containment and cleanroom markets, with the first collaborative installation expected in Q4 2025. We continue to build momentum through our SteraMist Integration System – Standalone (SIS-SA), adding multiple new installations since launch. Internationally, TOMI’s distributors in Germany, the Netherlands, and Italy are advancing strong pipelines pending final EU and UK regulatory approvals, which are expected to further expand global market penetration. Our growing backlog and expanding pipeline give us confidence in our ability to maintain momentum into the fourth quarter and throughout 2026.”

Looking Ahead

The Company enters the fourth quarter of 2025 with strong operational momentum, expanding recurring sales, and a growing customer base across regulated and emerging markets. The company is strategically positioned to capitalize on global trends in clean manufacturing, AI-enabled automation, and biosecurity, with a focus on delivering sustainable long-term growth and shareholder value.

The Company is executing a focused strategy to:

•	Expand recurring service contracts with key customers and explore new product lines and/or service offerings to generate a steady income stream
•	Drive year on year recurring revenue growth by increasing SteraMist solution sales
•	Continue to grow our presence internationally utilizing targeted marketing campaigns and referral business.
•	Pursue additional government and institutional partnerships
•	Strengthen balance sheet flexibility through disciplined financial management
•	Strengthen corporate team to support growth

Conference Call Information

TOMI will hold a conference call to discuss Third Quarter 2025 results at 4:30 p.m. ET today, November 14, 2025.

To participate in the call by phone, dial (888) 506-0062 approximately five minutes prior to the scheduled start time and provide participant access code 690402, or request the "TOMI Environmental Solutions third quarter earnings call." International callers please dial (973) 528-0011. To access the live webcast or view the press release, please visit the Investor Relations section of the TOMI website or register at the following link: https://www.webcaster5.com/Webcast/Page/2262/53230.

A replay of the teleconference will be available until Friday, November 28, 2025, and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use replay access code: 53230. A replay of the webcast will be available for at least 90 days on the company’s website, starting approximately one hour after the completion of the call.

TOMI™ Environmental Solutions, Inc.: Innovating for a safer world®

TOMI™ Environmental Solutions, Inc. (NASDAQ:TOMZ) is a global decontamination and infection prevention company, providing environmental solutions for indoor surface disinfection through the manufacturing, sales and licensing of its premier Binary Ionization Technology® (BIT™) platform. Invented under a defense grant in association with the Defense Advanced Research Projects Agency (DARPA) of the U.S. Department of Defense, BIT™ solution utilizes a low percentage Hydrogen Peroxide as its only active ingredient to produce a fog of ionized Hydrogen Peroxide (iHP™). Represented by the SteraMist® brand of products, iHP™ produces a germ-killing aerosol that works like a visual non-caustic gas.

TOMI products are designed to service a broad spectrum of commercial structures, including, but not limited to, hospitals and medical facilities, cruise ships, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities, military barracks, police and fire departments, and athletic facilities. TOMI products and services have also been used in single-family homes and multi-unit residences.

TOMI develops training programs and application protocols for its clients and is a member in good standing with The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America, America Seed Trade Association, and The Restoration Industry Association.

For additional information, please visit https://www.steramist.com or contact us at info@tomimist.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, our strategies to grow revenue and expand business development, our expectation with respect to the remainder of 2025, including schedule of delivery, realization of revenue from backlog and potential demands; our ability to generate lead and referral for sales, the expectation to capture new markets, our ability to improve financial performance and the statements under the section entitled “Looking Ahead”. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, our ability to acquire new customers and expands sales; our ability to maintain and manage growth and generate sales, our reliance on a single or a few products for a majority of revenues; the general business and economic conditions; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed by us with the SEC and other periodic reports we filed with the SEC. The information provided in this document is based upon the facts and circumstances known at this time. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and we undertake no duty to update such information, except as required under applicable law.

The following represents our consolidated balance sheets and statement of operations from our recently filed Form 10-Q:

TOMI ENVIRONMENTAL SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS
	September 30,
	2025	December 31,
Current Assets:	(Unaudited)	2024
Cash and Cash Equivalents	$490,022	$664,879
Accounts Receivable - net	619,965	1,881,138
Inventories - net	3,364,260	3,578,202
Vendor Deposits	222,065	35,895
Prepaid Expenses	333,997	332,999
Total Current Assets	5,030,309	6,493,113

Property and Equipment – net	678,528	875,449

Other Assets:
Intangible Assets – net	1,359,205	1,250,574
Operating Lease - Right of Use Asset	342,229	399,254
Other Assets	634,920	675,348
Total Other Assets	2,336,354	2,325,176
Total Assets	$8,045,191	$9,693,738
LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts Payable	$1,258,483	$1,924,379
Accrued Expenses and Other Current Liabilities	828,723	455,675
Deferred Revenue	309,752	211,724
Current Portion of Long-Term Operating Lease	139,917	129,132
Total Current Liabilities	2,536,875	2,720,910

Long-Term Liabilities:
Long-Term Operating Lease, Net of Current Portion	407,781	513,395
Convertible Notes Payable, net of discount of $240,947 and $239,506 at September 30, 2025 and December 31, 2024, respectively	2,894,053	2,360,494
Total Long-Term Liabilities	3,301,834	2,873,889
Total Liabilities	5,838,709	5,594,799

Commitments and Contingencies	-	-

Shareholders’ Equity:
Cumulative Convertible Series A Preferred Stock; par value $0.01 per share, 1,000,000 shares authorized; 63,750 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	638	638
Cumulative Convertible Series B Preferred Stock; $1,000 stated value; 7.5% Cumulative dividend; 4,000 shares authorized; none issued and outstanding at September 30, 2025 and December 31, 2024, respectively	-	-
Common stock; par value $0.01 per share, 250,000,000 shares authorized; 20,075,205 and 20,015,205 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	200,752	200,152
Additional Paid-In Capital	58,251,540	58,201,140
Accumulated Deficit	(56,246,448)	(54,302,991)
Total Shareholders’ Equity	2,206,482	4,098,939
Total Liabilities and Shareholders’ Equity	$8,045,191	$9,693,738

TOMI ENVIRONMENTAL SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2025	2024	2025	2024

Sales, net	$2,011,556	$2,542,251	$4,619,229	$6,669,730
Cost of Sales	779,585	981,124	1,758,389	2,583,419
Gross Profit	1,231,971	1,561,127	2,860,840	4,086,311

Operating Expenses:
Professional Fees	185,476	104,941	588,666	387,267
Depreciation and Amortization	68,588	69,909	206,368	224,384
Selling Expenses	143,599	226,593	630,467	881,927
Research and Development	10,694	56,338	139,380	185,923
Consulting Fees	72,623	44,338	238,487	181,068
General and Administrative	1,072,406	909,906	3,266,041	3,181,304
Total Operating Expenses	1,553,386	1,412,025	5,069,409	5,041,873
Income (loss) from Operations	$(321,415)	$149,102	$(2,208,569)	$(955,562)

Other Income (Expense):
Other Income	-	-	534,912	-
Interest Income	1,406	3,480	85,717	15,231
Interest Expense	(130,339)	(93,620)	(355,517)	(280,699)
Total Other Income (Expense)	(128,933)	(90,140)	265,112	(265,468)

Income (loss) before income taxes	(450,348)	58,962	(1,943,457)	(1,221,030)
Provision for Income Taxes	-	-	-	-
Net income (loss)	$(450,348)	$58,962	$(1,943,457)	$(1,221,030)

Net income (loss) Per Common Share
Basic	$(0.02)	$0.00	$(0.10)	$(0.06)
Diluted	$(0.02)	$0.00	$(0.10)	$(0.06)

Basic Weighted Average Common Shares Outstanding	20,075,205	20,015,205	20,046,195	19,984,179
Diluted Weighted Average Common Shares Outstanding	20,075,205	20,096,751	20,046,195	19,984,179